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                                                                    EXHIBIT 23.6


                           CRL NETWORK SERVICES, INC.

                        CONSENT TO BE NAMED AND TO SERVE


     In connection with the preparation of the Registration Statement on Form S-1 for CRL Network Services, Inc. (the "Company"), it is necessary that we obtain from you written verification of certain information and consent to serve and be named as a director as required to be disclosed by the Securities Act of 1933, as amended, and the rules, regulations, and schedules promulgated thereunder.

     It is requested that you fill in the answers to the following questions, sign and date the Consent, and return one signed copy by facsimile to Gibson, Dunn, and Crutcher, Attn: Patrick Wong, facsimile number 415-986-5309 as soon as possible, with a copy to 415-362-2424.

     I have reviewed the registration statement including the disclosure regarding director's compensation. I consent to be a nominee to serve as a director of the Company, and if elected, to serve in the capacity of director of the Company.

     Yes    X          No
         --------          ---------

     I consent to be named as a nominee for director of the Company, and if elected, a director of the Company, as appropriate, in the Company's Registration Statement on Form S-1.

     Yes    X          No
         --------          ---------

     I agree and acknowledge that any conditions to such consent expressed prior to the date of this consent are removed and no longer effective.


     DATED:  3/17/99                  /s/ Thor Geir Ramleth
           -------------              -------------------------
                                           (Signature)